===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                  Amendment #1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 17, 1997

                         SIMIONE CENTRAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                              0-22162               22-3209241
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)

6600 POWERS FERRY ROAD                                        30339
ATLANTA, GEORGIA                                              (zip code)
(Address of principal
executive offices)

(Registrant's telephone number, including area code)       (770) 644-6500


                                       N/A
   (Former name, former address and former fiscal year, if changed since last report)





===============================================================================

This amendment to Simione Central Holdings, Inc. Form 8-K dated December 31, 1997 is being filed to provide the information required by Item 7, Financial Statements and Pro Forma Financial Information, which pursuant to Item 7 (a) (4) of Form 8-K permits the registrant to file the required financial statements of the business acquired and pro forma financial information within 60 days of the due date of the original Form 8-K.

Item 2. Acquisition of Assets.

         On December 17, 1997, pursuant to an Asset Purchase Agreement of the same date (the "Agreement") by and among DHS Acquisition, L.L.C., ("DHS"), a Georgia limited liability company and a wholly-owned subsidiary of Simione Central Holdings, Inc. (the "Company"), the Company, Dezine Healthcare Solutions, Inc., a South Carolina corporation ("Dezine"), and Companion Technologies Corporation, a South Carolina corporation and the sole shareholder of Dezine, DHS completed the purchase (the "Acquisition") of substantially all of the assets of Dezine's home medical equipment ("HME") software and services business. As consideration for the purchase of Dezine's assets, DHS (i) delivered to Dezine by wire transfer cash of Nine Million Five Hundred Thousand Dollars ($9,500,000.00), and (ii) assumed certain of Dezine's liabilities. The Company determined the purchase price by reviewing Dezine's financial statements including, without limitation, Dezine's balance sheet, historical and projected income statements and historical and projected statements of cash flow. The proceeds obtained from the Company's 1997 Public Offering consummated in June 1997 were utilized for the Acquisition. The Company intends to continue the business of Dezine as it was conducted prior to the acquisition.

Item 7. Financial Statements and Pro Forma Financial Information.

        (a)  Financial Statements of Business Acquired.

             (1)  Audited Financial Information

                  (a) Dezine Healthcare Solutions, Inc. Balance Sheets as of November 30, 1997 and December 31, 1996, and the Statements of Operations, Changes in Stockholder's Equity, and Cash Flows for the eleven months ended November 30, 1997 and the year ended December 31, 1996, Notes to Financial Statements, and Report of Independent Accountants.

         (b) Pro Forma Financial Information.

             (1) Simione Central Holdings, Inc. Pro Forma Condensed Combined Balance Sheets (unaudited) as of September 30, 1997.

             (2) Simione Central Holdings, Inc. Pro Forma Condensed Combined Statements of Operations (unaudited) for the nine months ended September 30, 1997.

             (3) Simione Central Holdings, Inc. Pro Forma Condensed Combined Statements of Operations (unaudited) for the year ended December 31, 1996.

The pro forma condensed combined balance sheet (unaudited) as of September 30, 1997 gives effect to the acquisition of Dezine by the Company as if it had occurred at that date. The pro forma condensed combined statements of operations (unaudited) for the year ended December 31, 1996 and for the nine months ended September 30, 1997 give effect to the acquisition of Dezine by the Company as if the acquisition had occurred on January 1, 1996.

The pro forma information is based upon the historical financial information of the companies. Management is in the process of evaluating the fair value of Dezine's assets acquired and liabilities assumed. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had occurred on the date indicated or which may be obtained in the future.

The pro forma financial statements should be read in conjunction with the financial statements and notes thereto of Simione Central Holdings, Inc. and Dezine Healthcare Solutions, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SIMIONE CENTRAL HOLDINGS, INC.



Dated: March 3, 1998
                                           /s/ Lori Nadler Siegel
                                          -------------------------------------
                                           Lori Nadler Siegel
                                           Chief Financial Officer

DEZINE HEALTHCARE
SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION
TECHNOLOGIES CORPORATION)
FINANCIAL STATEMENTS
NOVEMBER 30, 1997
AND DECEMBER 31, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


February 27, 1998

To the Board of Directors and
Stockholder of Dezine Healthcare Solutions, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Dezine Healthcare Solutions, Inc. (a wholly-owned subsidiary of Companion Technologies Corporation) at November 30, 1997 and December 31,1996, and the results of its operations and its cash flows for the eleven month period ended November 30, 1997 and year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

DEZINE HEALTHCARE SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
BALANCE SHEETS
-------------------------------------------------------------------------------


                                                                    NOVEMBER 30,         DECEMBER 31,
                                                                        1997                 1996
                                                                    ------------         -----------
                                   ASSETS
Current assets:
   Cash                                                              $    5,853          $   17,730
   Accounts receivable (less allowance for doubtful accounts
      of $224,715 and $90,270, respectively)                            822,378             625,177
   Installment receivables, net                                         110,705             261,723
   Deferred tax asset                                                   357,112             284,358
   Inventory                                                            113,922             277,006
   Prepaids and other current assets                                     30,611              53,144
                                                                     ----------          ----------
        Total current assets                                          1,440,581           1,519,138

Property and equipment, net                                             308,543             284,665
Installment receivables, net                                             18,708              95,955
Goodwill, at cost, less accumulated amortization of
   $409,709 and $267,268, respectively                                1,779,838           1,922,279
Capitalized software development, at cost                               820,429             326,977
                                                                     ----------          ----------
        Total assets                                                 $4,368,099          $4,149,014
                                                                     ==========          ==========

               LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Related party payable                                             $  719,654          $  999,437
   Accounts payable                                                     253,574             122,993
   Unearned revenues                                                    671,263             612,364
   Accrued compensation                                                 157,779              79,712
   Other current liabilities                                             14,015              54,836
                                                                     ----------          ----------
        Total current liabilities                                     1,816,285           1,869,342

Deferred tax liability                                                  267,626              69,885

Commitments and contingencies                                                --                  --

Stockholder's equity:
   Common stock, no par value, 1,000,000 shares authorized,                  --                  --
      3,700 shares issued and outstanding
   Additional paid-in capital                                         1,701,414           1,701,414
   Retained earnings                                                    582,774             508,373
                                                                     ----------          ----------
        Total stockholder's equity                                    2,284,188           2,209,787
                                                                     ----------          ----------
        Total liabilities and stockholder's equity                   $4,368,099          $4,149,014
                                                                     ==========          ==========



   The accompanying notes are an integral part of these financial statements.

DEZINE HEALTHCARE SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

                                                                   ELEVEN MONTHS
                                                                       ENDED            YEAR ENDED
                                                                    NOVEMBER 30,       DECEMBER 31,
                                                                        1997               1996
                                                                   -------------       -----------
Revenues:
   Net sales                                                         $2,949,253          $4,184,199
   Other service revenue                                              3,503,396           3,280,607
                                                                     ----------          ----------
                                                                      6,452,649           7,464,806
Expenses:
   Cost of sales                                                      2,081,505           2,351,152
   Sales and marketing                                                  472,625             538,200
   General and administrative                                         3,399,765           3,841,807
   Depreciation and amortization                                        256,359             336,390
                                                                     ----------          ----------
      Income from operations                                            242,395             397,257

Other income (expense)
   Interest income                                                       29,581              57,523
   Interest expense                                                     (34,817)           (106,269)
                                                                     ----------          ----------
      Income before income taxes                                        237,159             348,511

Provision for income taxes                                              162,758             188,519
                                                                     ----------          ----------

      Net income                                                     $   74,401          $  159,992
                                                                     ==========          ==========



   The accompanying notes are an integral part of these financial statements.

DEZINE HEALTHCARE SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
-------------------------------------------------------------------------------

                                         COMMON       COMMON    ADDITIONAL
                                         STOCK        STOCK       PAID-IN       RETAINED
                                        (SHARES)    (DOLLARS)     CAPITAL       EARNINGS          TOTAL
                                        -------     ---------   ----------     ----------       ----------
Balance, December 31, 1995                3,700     $      --   $1,701,414     $  348,381       $2,049,795

Net income for the year ended
   December 31, 1996                         --            --           --        159,992          159,992
                                        -------     ---------   ----------     ----------       ----------

Balance, December 31, 1996                3,700            --    1,701,414        508,373        2,209,787

Net income for the period ended
   November 30, 1997                         --            --           --         74,401           74,401
                                        -------     ---------   ----------     ----------       ----------

Balance, November 30, 1997                3,700     $      --   $1,701,414     $  582,774       $2,284,188
                                        =======     =========   ==========     ==========       ==========



   The accompanying notes are an integral part of these financial statements.

DEZINE HEALTHCARE SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------


                                                                                   ELEVEN MONTHS
                                                                                       ENDED        YEAR ENDED
                                                                                    NOVEMBER 30,   DECEMBER 31,
                                                                                        1997           1996
                                                                                    ------------   ------------
Cash flows from operating activities:
   Net income                                                                       $  74,401      $   159,992
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
       Depreciation and amortization expense                                          256,359          336,390
       Deferred income taxes                                                          124,987           13,730
       Decrease in accounts receivable and installment receivables                     31,064          197,234
       Decrease (increase) in inventory                                               163,084          (76,115)
       Decrease in prepaids and other current assets                                   22,533           86,062
       Decrease in related party payable                                             (279,783)      (4,778,220)
       Increase in accounts payable                                                   130,581          102,343
       Increase in unearned revenues                                                   58,899           40,203
       Increase in accrued compensation and other current liabilities                  37,246           74,945
                                                                                    ---------      -----------
         Net cash provided by (used in) operating activities                          619,371       (3,843,436)
                                                                                    ---------      -----------

Cash flows from investing activities:
   Purchase of fixed assets                                                          (137,796)        (241,746)
   Increase in capitalized software                                                  (493,452)        (220,691)
                                                                                    ---------      -----------
         Net cash used in investing activities                                       (631,248)        (462,437)
                                                                                    ---------      -----------

Net decrease in cash                                                                  (11,877)      (4,305,873)
Cash at beginning of year                                                              17,730        4,323,603
                                                                                    ---------      -----------
Cash at end of year                                                                 $   5,853      $    17,730
                                                                                    =========      -----------

Supplemental disclosure of cash paid to Parent during the year for:
   Interest                                                                         $  34,817      $   106,269
                                                                                    =========      ===========
   Income taxes                                                                     $  37,771      $   174,789
                                                                                    =========      ===========



   The accompanying notes are an integral part of these financial statements.

DEZINE HEALTHCARE SOLUTIONS, INC
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Dezine Healthcare Solutions, Inc. (the "Company") incorporated in August, 1995, is a wholly-owned subsidiary of Companion Technologies Corporation ("Companion" or "Parent"), and is headquartered in Columbia, South Carolina. Companion acquired the stock of Dezine Associates ("DA") in July 1993 in a purchase business combination. DA merged with Medical Solutions, Inc. ("MSI"), a wholly-owned subsidiary of Companion, in December 1994. In August 1995, the resulting company was merged into Dezine Healthcare Solutions, Inc.

     The Company develops and markets a suite of proprietary software products, provides customer support and consulting services, and sells computer hardware to healthcare providers specializing in the home healthcare market.

     BASIS OF FINANCIAL STATEMENT PRESENTATION
     The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates, and reported revenues and expenses for the periods presented. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     The Company recognizes revenue on product sales at the time of shipment and service revenue when the service is rendered or ratably over the service period. Management establishes an allowance for doubtful accounts for estimated uncollectible receivables.

     INSTALLMENT RECEIVABLES
     The Company provides to its customers various financing alternatives, including sales type financing leases. The terms are generally three to five years. Interest rates on gross installment receivables outstanding of $136,370 and $376,305 at November 30, 1997 and December 31, 1996,
     respectively, range from 11% to 17%. The allowance for uncollectible installment receivables is approximately $7,000 and $19,000 at November 30, 1997 and December 31, 1996, respectively.

     INVENTORY
     Inventory consists of computer parts and equipment and is accounted for at the lower of cost or market. Cost is determined using specific identification. Management has established a reserve for obsolescence to reduce the carrying value of inventory to its net realizable value. The reserve for obsolescence is approximately $21,000 and $34,000 at November 30, 1997 and December 31, 1996, respectively.

     PROPERTY AND EQUIPMENT
     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally 3 years for computer equipment and software, 4 years for vehicles and 4 to 8 years for furniture, fixtures and equipment.

DEZINE HEALTHCARE SOLUTIONS, INC
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


     GOODWILL AND OTHER INTANGIBLES
     The Company's acquisitions are accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired (goodwill) is amortized over 15 years. Amortization expense related to goodwill totaled $142,441 and $166,405 for the eleven months ended November 30, 1997 and for the year ended December 31, 1996, respectively. In addition, during 1996 the Company recognized amortization expense of $66,183 related to other intangibles arising from acquisitions in prior years.

     The Company evaluates goodwill annually for impairment. Goodwill is written off to the extent that the unamortized balance exceeds estimated future cash flows for the acquired companies. During the eleven months ended November 30, 1997 and the year ended December 31, 1996, no goodwill write off was necessary as a result of the annual impairment evaluation.

     CAPITALIZED SOFTWARE COSTS
     The Company capitalizes costs related to the development of certain software products. In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", capitalization of costs begins when the technological feasibility has been established and ends when the product is available for general release. Capitalized software costs are amortized on a straight-line basis over the estimated economic life of the product. Software costs of $493,542 and $220,691 incurred during the eleven months ended November 30, 1997 and the year ended December 31, 1996, respectively for the DME 7.0 and GEN 2000 projects have been capitalized and will be amortized over the estimated economic life of the product beginning at the date of product release.

     The Company performs an annual impairment evaluation of its capitalized software costs, and a loss is recognized when the carrying costs exceed net realizable value. During the eleven months ended November 30, 1997 and the year ended December 31, 1996, no loss was recorded as a result of the annual impairment evaluation.

     EARNED AND UNEARNED RENTAL AND MAINTENANCE REVENUE
     Revenue under rental and maintenance agreements is deferred and recognized ratably over the term of the agreements on a straight-line basis.

     INCOME TAXES
     The Company's operations are included in the consolidated tax return of Companion's parent, Blue Cross Blue Shield of South Carolina ("BCBSSC"). BCBSSC's policy is to allocate the consolidated federal income tax provision to each company within the consolidated group based upon its federal income tax liability calculated in substantially the same manner as if each company filed a separate tax return.

     Deferred tax assets and liabilities are based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the

DEZINE HEALTHCARE SOLUTIONS, INC
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


     amount expected to be realized. Income tax expense is comprised of the current income taxes on the period's earnings, as allocated by BCBSSC, and the change during the period in deferred tax assets and liabilities.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The carrying amounts of cash, receivables, other current assets, accounts payable and accrued liabilities, meeting the definition of a financial instrument approximate fair value.

     CONCENTRATIONS OF CREDIT RISK
     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable and installment receivables. Receivables are not collateralized and are receivable primarily from providers of health care services. Management believes credit risk associated with receivables is mitigated due to the Company's large customer base.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at November 30, 1997 and December 31, 1996:

                                                  November 30,      December 31,
                                                     1997              1996
                                                  -----------       ------------
     Furniture, fixtures and equipment             $ 289,096        $ 173,071
     Computer equipment and software                 438,871          417,167
     Vehicles                                         12,517           12,517
                                                   ---------        ---------
                                                     740,484          602,755
     Less accumulated depreciation                  (431,941)        (318,090)
                                                   ---------        ---------
                                                   $ 308,543        $ 284,665
                                                   =========        =========

     Depreciation expense of $113,918 and $103,802 was charged to operations during the eleven months ended November 30, 1997 and the year ended December 31, 1996, respectively.

DEZINE HEALTHCARE SOLUTIONS, INC.
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

3.       INCOME TAXES
         The provision for income taxes consists of the following:


                                                                         ELEVEN MONTHS
                                                                            ENDED             YEAR ENDED
                                                                          NOVEMBER 30,       DECEMBER 31,
                                                                             1997               1996
                                                                         -------------       ------------
Current:
  Federal                                                                $    6,684          $  143,853
  State                                                                      31,087              30,936
                                                                         ----------          ----------
                                                                             37,771             174,789
                                                                         ----------          ----------

Deferred:
  Federal                                                                   102,865              11,300
  State                                                                      22,122               2,430
                                                                         ----------          ----------
                                                                            124,987              13,730
                                                                         ----------          ----------
                                                                         $  162,758          $  188,519
                                                                         ==========          ==========


         Deferred tax assets (liabilities) are comprised of the following:


                                                                         NOVEMBER 30,        DECEMBER 31,
                                                                             1997               1996
                                                                         ------------        ------------
Deferred revenue                                                         $  265,485          $  242,190
Capitalized software                                                       (324,480)           (129,319)
Depreciation                                                                 21,735              21,262
Amortization                                                                 35,119              38,172
Allowance for doubtful accounts                                              91,627              42,168
                                                                         ----------          ----------
                                                                         $   89,486          $  214,473
                                                                         ==========          ==========

         A reconciliation between the provision for income taxes and the amount computed by applying the U.S. federal statutory rate is as follows:


                                                                        ELEVEN MONTHS
                                                                             ENDED             YEAR ENDED
                                                                          NOVEMBER 30,        DECEMBER 31,
                                                                             1997                1996
                                                                        --------------        ------------
Tax provision computed at U.S. Federal statutory rate of 35%            $    83,005           $ 121,979
State taxes on income, net of U.S. Federal income tax                        10,791              15,857
Goodwill                                                                     60,329              65,813
Nondeductible expenses                                                       10,770               6,352
Tax effect from filing a consolidated return                                 (2,137)            (21,482)
                                                                        -----------           ---------
  Provision for income taxes                                            $   162,758           $ 188,519
                                                                        ===========           =========

DEZINE HEALTHCARE SOLUTIONS, INC
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

4.   RELATED PARTY TRANSACTIONS

     Related party payable represents amounts payable to Companion and bears interest at Companion's borrowing rate from BCBSSC, approximately 4.8% and 8.3% during the eleven months ended November 30, 1997 and the year ended December 31, 1996, respectively. The balance consists of allocations made to the Company to fund operations, net of repayments.

     A portion of the Company's corporate offices, other facilities and management services are provided by Companion or Companion's parent, BCBSSC. BCBSSC also provides all personnel services to the Company.

     Reimbursement to Companion and BCBSSC for these costs is based on allocations representing estimates of actual costs incurred. Such allocations are not necessarily indicative of the costs that would have been incurred if the Company had been a separate entity. Expenses allocated to the Company are comprised of the following:

                                                  ELEVEN MONTHS
                                                      ENDED          YEAR ENDED
                                                    NOVEMBER 30,     DECEMBER 31,
                                                       1997             1996
                                                 --------------     ------------
     Management fee                                 $ 55,000         $ 152,454
     Accounting allocation                           110,000           142,100
     Interest expense incurred on related             34,817            80,513
       party payable                                --------         ---------
                                                    $199,817         $ 375,067
                                                    ========         =========

5.   COMMITMENTS

     The Company has commitments under long-term operating leases, principally for building space. Lease terms generally cover periods from three to five years. As of November 30, 1997, the future minimum lease payments for noncancelable operating lease obligations, which extend beyond one year, are as follows:

                                                      AMOUNT
                                                    ---------
     Month ending December 31, 1997                 $  19,486
     Fiscal year 1998                                 234,900
     Fiscal year 1999                                 239,169
     Fiscal year 2000                                 181,773
                                                    ---------
                                                    $ 675,328
                                                    =========

     Rent expense charged to operations was $229,719 and $235,344 during the eleven months ended November 30, 1997 and the year ended December 31, 1996, respectively.

DEZINE HEALTHCARE SOLUTIONS, INC
(A WHOLLY-OWNED SUBSIDIARY OF COMPANION TECHNOLOGIES CORPORATION)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



6.   CONTINGENT LIABILITIES

     In the ordinary course of business, there are various legal proceedings pending against the Company. Management believes the aggregate liabilities, if any, arising from legal actions would not have a material adverse effect on the financial position of the Company.

7.   SUBSEQUENT EVENT

     On December 17, 1997, the Company entered into an Asset Purchase Agreement with Simione Central Holdings, Inc. whereby certain of the Company's assets were acquired and certain liabilities were assumed, effective December 1, 1997.

                                      * * *

                         SIMIONE CENTRAL HOLDINGS, INC

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                       Simione Central  Dezine Healthcare      Pro Forma              Pro Forma
                                                        Holdings, Inc.   Solutions, Inc.      Adjustments             Combined
                                                        -------------   -----------------    ------------            ------------
                   ASSETS

Current assets:
          Cash and cash equivalents                     $ 19,530,966       $    8,470        $ (9,532,063) (1)       $ 10,007,373
          Accounts receivable, net                         8,820,990        1,097,838                  --               9,918,828
          Prepaid expenses and other current assets          716,579          241,032                  --                 957,611
                                                        ------------       ----------        ------------            ------------
            Total current assets                          29,068,535        1,347,340          (9,532,063)             20,883,812

Purchased software, furniture and equipment, net           1,923,833          306,261                  --
Intangible assets, net                                     5,192,490        1,807,572          (1,807,572) (2)          2,230,094
                                                                                                1,322,991  (1)          6,515,481
Other assets                                                 198,295          606,906            (606,906) (2)            198,295
                                                        ------------       ----------        ------------            ------------
            Total assets                                $ 36,383,153       $4,068,079        $(10,623,550)           $ 29,827,682
                                                        ============       ==========        ============            ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
          Lines of credit                               $  1,013,321       $       --        $         --            $  1,013,321
          Accounts payable                                 1,643,833          141,027             199,938  (1)          1,984,798
          Accrued compensation expense                     1,028,920               --                  --               1,028,920
          Accrued liabilities                              2,787,419          763,565            (747,210) (2)          3,103,774
                                                                                                  300,000  (1)
          Customer deposits                                2,019,033               --                  --               2,019,033
          Unearned revenues                                  984,722          914,156                  --               1,898,878
          Current portion of capital lease obligations       303,311               --                  --                 303,311
                                                        ------------       ----------        ------------            ------------
            Total current liabilities                      9,780,559        1,818,748            (247,272)             11,352,035

Capital lease obligations, less current portion              291,485               --                  --                 291,485

Commitments and contingencies

Shareholders' equity:
          Preferred stock                                         --               --                  --                      --
          Common stock                                         8,501            1,500              (1,500) (2)              8,501
          Additional paid-in capital                      41,483,552        1,699,914          (1,699,914) (2)         41,483,552
          Retained earnings (deficit)                    (15,180,944)         547,917            (547,917) (2)        (23,307,891)
                                                                                               (8,126,947) (1)
                                                        ------------       ----------        ------------            ------------
            Total shareholders' equity                    26,311,109        2,249,331         (10,376,278)             18,184,162
                                                        ------------       ----------        ------------            ------------

            Total liabilities and shareholders' equity  $ 36,383,153       $4,068,079        $(10,623,550)           $ 29,827,682
                                                        ============       ==========        ============            ============


See accompanying note to pro forma condensed combined financial statements (unaudited).

                         SIMIONE CENTRAL HOLDINGS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  (UNAUDITED)


                                               Simione Central  Dezine Healthcare    Pro Forma        Pro Forma
                                                Holdings, Inc.  Solutions, Inc.      Adjustments      Combined
                                               ---------------  -----------------    -----------     ----------
Net revenues:
   Shared resource solution                    $  7,959,809       $        --        $      --       $  7,959,809
   In-house solution                             11,669,443         5,293,550               --         16,962,993
   Agency support and consulting services        15,147,462                --               --         15,147,462
                                               ------------       -----------        ---------       ------------
       Total net revenues                        34,776,714         5,293,550               --         40,070,264

Costs and expenses:
   Cost of revenues                              16,131,302         1,693,936               --         17,825,238
   Selling, general and administrative            9,783,031         3,100,311               --         12,883,342
   Research and development                       5,172,905                --               --          5,172,905
   Amortization and depreciation                  1,238,644           211,312          157,815 (3)      1,607,771
                                               ------------       -----------        ---------       ------------
        Total costs and expenses                 32,325,882         5,005,559          157,815         37,489,256
                                               ------------       -----------        ---------       ------------

     Income from operations                       2,450,832           287,991         (157,815)         2,581,008

Other income (expense):
   Interest expense                                (185,702)          (29,315)              --           (215,017)
   Interest and other income                        246,230            26,536               --            272,766
                                               ------------       -----------        ---------       ------------

Income before income taxes                        2,511,360           285,212         (157,815)         2,638,757

Provision for income taxes                               --            34,272          (34,272)(4)             --
                                               ------------       -----------        ---------       ------------

Net income                                     $  2,511,360       $   250,940        $(123,543)      $  2,638,757
                                               ============       ===========        =========       ============

Net income per share                           $       0.33                                          $       0.35
                                               ============                                          ============

Weighted average common and
   common equivalent shares                       7,624,199                                             7,624,199
                                               ============                                          ============



See accompanying note to pro forma condensed combined financial statements (unaudited).

                         SIMIONE CENTRAL HOLDINGS, INC.
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                      Simione Central    Dezine Healthcare     Pro Forma           Pro Forma
                                                       Holdings, Inc.      Solutions, Inc.     Adjustments         Combined
                                                      ---------------    -----------------     -----------        ------------
Net revenues:
   Shared resource solution                           $ 12,890,608          $        --          $      --        $ 12,890,608
   In-house solution                                     2,417,280            7,464,806                 --           9,882,086
   Agency support and consulting services               10,686,735                   --                 --          10,686,735
                                                      ------------          -----------          ---------        ------------
       Total net revenues                               25,994,641            7,464,806                 --          33,459,447

Costs and expenses:
   Cost of revenues                                     14,698,177            2,351,152                 --          17,049,329
   Selling, general and administrative                   7,037,446            4,380,007                 --          11,417,453
   Research and development                              5,676,898                   --                 --           5,676,898
   Amortization and depreciation                           784,502              336,390            210,420(3)        1,331,312
   Purchased in-process research and development        12,573,931                   --                 --          12,573,931
   Severance and other restructuring charges             1,214,669                   --                 --           1,214,669
                                                      ------------          -----------          ---------        ------------
        Total costs and expenses                        41,985,623            7,067,549            210,420          49,263,592

   Income (loss) from operations                       (15,990,982)             397,257           (210,420)        (15,804,145)

Other income (expense):
   Interest expense                                       (114,817)            (106,269)                --            (221,086)
   Interest and other income                               206,902               57,523                 --             264,425
                                                      ------------          -----------          ---------        ------------

Income (loss) before income taxes                      (15,898,897)             348,511           (210,420)        (15,760,806)

Provision for income taxes                                      --              188,519           (188,519)(4)              --
                                                      ------------          -----------          ---------        ------------
Net income (loss)                                     $(15,898,897)         $   159,992          $ (21,901)       $(15,760,806)
                                                      ============          ===========          =========        ============

Net income (loss) per share                           $      (1.85)                                               $      (1.84)
                                                      ============                                                ============
Weighted average common and
   common equivalent shares                              4,287,956                                                   4,287,956
                                                      ============                                                ============



See accompanying note to pro forma condensed combined financial statements (unaudited).

                         SIMIONE CENTRAL HOLDINGS, INC.

            NOTE TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma condensed combined financial statements (unaudited) as of September 30, 1997 and for the nine months ended September 30, 1997 and the year ended December 31, 1996 give effect to the acquisition of Dezine Healthcare Solutions, Inc. (Dezine) by Simione Central Holdings, Inc. (Simione) as if the acquisition had occurred September 30, 1997 for balance sheet purposes and January 1, 1996 for the statements of operations purposes.

The pro forma information is based on the unaudited consolidated financial statements of Simione as of and for the nine months ended September 30, 1997 and the audited consolidated financial statements of Simione as of and for the year ended December 31, 1996. In addition, certain pro forma information was obtained from Dezine's audited financial statements as of and for the year ended December 31, 1996, and from the unaudited financial statements as of and for the nine months ended September 30, 1997.

These pro forma condensed combined financial statements have been prepared by management and may not be indicative of the results of operations or the financial position that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

These pro forma financial statements should be read in conjunction with the unaudited financial statements and related notes of Simione Central Holdings, Inc. as of and for the nine months ended September 30, 1997 and the audited financial statements and related notes of Dezine included herein.


(1) To reflect the acquisition of Dezine by Simione. The acquired intangibles were estimated as follows:

     Purchase price                                                  $9,532,063
     Estimated acquisition costs                                        199,938
                                                                     ----------
                                                                      9,732,001
     Less:    Net assets acquired                                       282,063
              Purchased in process R&D immediately expensed
                in the period of acquisition                          8,126,947
                                                                     ----------
     Acquired intangibles                                            $1,322,991
                                                                     ==========

Purchased in process R&D of $8,126,947 is not reflected in the Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996; however, it is reflected in the Pro Forma Condensed Combined Balance Sheets as of September 30, 1997.

(2) To eliminate the assets not acquired, liabilities not assumed, common stock and accumulated earnings of Dezine as of September 30, 1997.

(3) To amortize the acquired intangibles of $1,322,991 resulting from the acquisition of Dezine over the weighted average estimated useful life of 7 years.

(4) To eliminate the income tax related items due to the existence of Simione's NOL carryforwards.